                                                                    EXHIBIT 12.1



                            EAGLE SUPPLY GROUP, INC.
      COMPUTATION OF "ADDITIONAL SHARES" FOR PRO FORMA EARNINGS PER SHARE
        YEAR ENDED JUNE 30, 1998 AND FOUR MONTHS ENDED OCTOBER 31, 1998



    Assumed shares issued for pay-down of debt with IPO proceeds and additional shares required to cover the dividend in excess of 1998 earnings in accordance with Topic 1:B:3



                                                                                        FOUR MONTHS
                                                                                           ENDED      YEAR ENDED
                                                                                          10/31/98      6/30/98
                                                                                        ------------  -----------
Equity of Eagle, MSI Eagle and JEH Eagle--before intercompany account offset..........   $5,772,956   $ 3,571,048
Guaranteed minimum equity.............................................................    1,000,000     1,000,000
                                                                                        ------------  -----------
Possible dividend.....................................................................   $4,772,956   $ 2,571,048
                                                                                        ------------  -----------
                                                                                        ------------  -----------
Dividend limited to lower of possible dividend or intercompany Eagle account less mortgage
  Intercompany account of Eagle.......................................................   $3,565,481   $ 3,623,619
  Less mortgage which is retained.....................................................     (495,497)     (500,065)
                                                                                        ------------  -----------
    Assumed dividend..................................................................    3,069,984     3,123,554
                                                                                        ------------  -----------
    Excess (shortfall)................................................................    1,702,972      (552,506)

Historical combined earnings--Eagle, MSI Eagle and JEH Eagle..........................    1,201,908       799,586
                                                                                        ------------  -----------
  Assumed proceeds required in excess of earnings to replace dividend.................   $1,868,076   $ 1,771,462
                                                                                        ------------  -----------
                                                                                        ------------  -----------



Shares required to be sold to generate
  required proceeds:
Offering price--shares..........  $   5.000
Offering price--warrants........       .125
                                  ---------
  Total.........................      5.125
Estimated expenses at 19%.......       .810
                                  ---------
                                  $   4.315
                                  ---------
                                  ---------
Additional Shares needed for Dividend          (1868/4.315)                432,926
Additional Shares needed for Dividend          (1771/4.315)                             410,536
Debt reduction                                               $4,525,000
Shares required                                (4525/4.315)              1,048,667    1,048,667
                                                                        -----------  -----------
                  TOTAL ADDITIONAL SHARES                                1,481,594    1,459,203
                                                                        -----------  -----------
                                                                        -----------  -----------